                                    EXHIBIT B

                          CERTIFICATE OF INCORPORATION,

                             FILED JANUARY 12, 2006

N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS                 ALBANY, NY 12231-0001

                                 FILING RECEIPT
================================================================================
ENTITY NAME: ABALONE, INC.

DOCUMENT TYPE: INCORPORATION (DOM. BUSINESS}                        COUNTY: NEWY

SERVICE COMPANY: HUBCO                                        SERVICE CODE: 29 *

================================================================================
FILED:0l/12/2006 DURATION:PERPETUAL  CASH#:060112000983 FILM #:060112000916

ADDRESS FOR PROCESS                                                   EXIST DATE
-------------------                                                   ----------
THE CORPORATION                                                       01/12/2006
HARRY ABRAMS
230 PARK AVENUE SUITE 648
NEW YORK, NY 10169

REGISTERED AGENT
----------------

STOCK: 20000000  PV .0001000

                                     (SEAL)

================================================================================

FILER                             FEES      160.0O  PAYMENTS  160.00
-----                             ----              --------
                                  FILING    125.00  CASH        0.00
                                  TAX        10.00  CHECK       0.00
HARRY ABRAMS & WILLIAM SCHMOCKER  CERT        0.00  CHARGE      0.00
230 PARK AVENUE, SUITE 648        COPIES      0.00  DRAWDOWN  160.00
NEW YORK, NY 10169                HANDLING   25.00  OPAL        0.00
                                                    REFUND      0.00

================================================================================
                                                                DOS-1025 (11/89)

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  ABALONE, INC.

                Under section 402 of the Business Corporation Law

                                     FILER:
                        Harry Abrams & William Schmocker
                           230 Park Avenue, Suite 648
                               New York, NY 10169

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  ABALONE, INC.

     Under section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

     (1) The name of the Corporation is:

                                  ABALONE, INC.

     (2) The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the Business Corporation Law of the State of New York. The Corporation is not to engage in any act or activity required any consents of approvals by law without such consent or approval first being obtained.

     For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have, and may exercise, all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

     (3) The number of shares which the Corporation shall have the authority to issue is 20,000,000 Common Shares at .0001 par value.

     (4) The Corporation is to be located in the County of New York, State of New York.

     (5) The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                                  ABALONE, INC.
                                  Harry Abrams
                           230 Park Avenue, Suite 648
                               New York, Ny 10169

     The Undersigned incorporator is of the age of eighteen years or older.

     IN WITNESS WHEREOF, this certificate has been subscribed this 11th day of January, 2006 by the undersigned who affirms that the statements made herein are true under the penalities of prejury.


/s/ Bruce B. Hubbard
------------------------------------   77 East John Street, Hicksville, NY 11801
Bruce B. Hubbard, Incorporator         Address
President, Hubbard Inc.
d/b/a Hubco Incorporation Services

            STATEMENT OF INCORPORATOR IN LIEU OF ORGANIZATION MEETING

                                       OF

                                  ABALONE, INC.

     The certificate of incorporation of the above-named corporation having been filed in the Office of the Secretary of State of the State of New York, the undersigned, being the incorportor named in said certificate, does hereby state that the following actions were taken on this day for the purpose or organizing this corporation:

1. By-Laws for the regulation of the affairs of the corporation were adopted by the undersigned incorporator and were ordered inserted in the minute book immediately following the copy of the certificate of incorporation and before this instrument.

2. The undersigned hereby resigns as incorporator of the corporation as of the date set forth below:

     The following are hereby elected as the director(s) of the corporation to hold office until the first annual meeting of the corporation or until their successors are elected and qualified:

                                  HARRY ABRAMS

Dated: Upon filing date


                                        /s/ Bruce B. Hubbard
                                        ----------------------------------------
                                        Bruce B. Hubbard
                                        Incorporator
                                        President, Hubbard Inc.
                                        d/b/a/ Hubco Incorporation Service